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                             STOCKHOLDERS AGREEMENT

            This STOCKHOLDERS AGREEMENT is dated as of March 14, 1997, by and among Anvil Holdings, Inc., a Delaware corporation (the "Company"), Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership ("BRS"), 399 Venture Partners, Inc., a Delaware corporation ("399 Venture", and together with BRS, the "Investors"), CCT II Partners, L.P., a Delaware limited partnership ("CCT"), Bernard Geller, Jacob Hollander, William Turner, Anthony Corsano, and any other executives of the Company and its Subsidiaries acquiring Common Stock (as defined below) from the Company after the date hereof and executing a joinder hereto in the form attached as Exhibit A (collectively, the "Executives", and individually an "Executive"), the Persons set forth on the 399 Individual Investors Signature Page attached hereto (collectively, the "399 Individual Investors", and individually a "399 Individual Investor") and the Persons set forth on the BRS Individual Investors Signature Page attached hereto (collectively, the "BRS Individual Investors", and individually a "BRS Individual Investor"). 399 Venture, CCT, BRS, the 399 Individual Investors, the BRS Individual Investors and each of the Executives and their respective Permitted Transferees (as defined below) are collectively referred to as the "Stockholders" and individually as a "Stockholder".

            WHEREAS, the Stockholders have acquired or retained shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common"), and shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common"), pursuant to that certain Recapitalization Agreement, dated as of February 12, 1997, by and among the Stockholders (provided, that an Affiliate of 399 Venture, and not 399 Venture, is a party thereto), the Company, and certain other parties thereto, as amended from time to time (the "Recapitalization Agreement"), in the amounts set forth on Schedule A hereto.

            WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board (as defined below), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholder Shares (as defined below) may be transferred.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            1. Definitions. As used herein, the following terms shall have the following meanings:

            "399 Venture Stockholder Shares" means all Stockholder Shares issued or issuable to 399 Venture, CCT, the 399 Individual Investors and their respective Permitted Transferees.

            "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction
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of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "Board" means the Company's board of directors.

            "BRS Stockholder Shares" means all Stockholder Shares issued or issuable to BRS, the BRS Individual Investors and their respective Permitted Transferees.

            "Common Stock" means, collectively, the Class A Common, the Class B Common, the Company's Class C Common Stock, par value $.01 per share, and any other class of common stock of the Company and any other class of securities of the Company which is not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

            "Executive Shares" means Stockholder Shares owned by Executives or their Permitted Transferees.

            "Family Group" means, with respect to an individual Stockholder, such Stockholder's spouse, siblings and descendants (whether natural or adopted) and any trust solely for the benefit of such Stockholder and/or such Stockholder's spouse or siblings, their respective ancestors and/or descendants (whether natural or adopted).

            "Independent Third Party" means any Person who, immediately prior to the contemplated transaction (i) does not own in excess of 5% of the Common Stock on a fully diluted basis (a "5% Owner"), (ii) is not controlling, controlled by or under common control with any such 5% Owner and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

            "Other Stockholders" means, with respect to a Stockholder, all Stockholders other than such Stockholder.

            "Ownership Ratio" means, as to a Stockholder at the time of determination, the percentage obtained by dividing the amount of shares of Common Stock held by such Stockholder on a fully diluted basis at such time by the aggregate amount of shares of Common Stock outstanding on a fully diluted basis at such time. For the purpose of calculating the Ownership Ratio for any of (i) 399 Venture, CCT or the 399 Individual Investors, such Stockholders shall be aggregated and shall be deemed to have, as a group, their aggregate Ownership Ratio, and (ii) BRS or the BRS Individual Investors, such Stockholders shall be aggregated and shall be deemed to have, as a group, their aggregate Ownership Ratio.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.


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            "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 under the Securities Act.

            "Qualified Public Offering" means the sale, in an underwritten public offering registered under the Securities Act, of shares of the Company's Common Stock having an aggregate value of at least $30 million.

            "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Stockholders and the initial purchaser named therein, as amended, restated or modified from time to time.

            "Regulatory Problem" has the meaning set forth in Section 10(b).

            "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation, sale, transfer or exchange of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Stockholder Shares" means (i) any Common Stock held by the Stockholders and (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been sold in a Public Sale, an Approved Sale, or upon the consummation of a Qualified Public Offering. For purposes of this Agreement, a Person will be deemed to be a holder of Stockholder Shares whenever such Person has the right to acquire directly or indirectly such Stockholder Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of

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partnership, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, association or other business entity.

            "Transaction Documents" means the following agreements: this Agreement, the Registration Rights Agreement, the Recapitalization Agreement, and the Unitholders Agreement.

            "Unitholders Agreement" means that certain Registration Rights and Securityholders Agreement, by and among the initial purchaser named therein, BRS, 399 Venture, and the Company, as amended, restated or modified from time to time.

            2. Board of Directors.

            (a) Until the provisions of this Section 2 cease to be effective, to the extent permitted by law, each Stockholder shall vote all voting securities of the Company over which such Stockholder has voting control, and shall take all other necessary or desirable actions within such Stockholder's control (whether in such Stockholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in Person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

            (i) the authorized number of directors on the Board shall mutually be established at eight. There will be two Executive Directors, three BRS Directors and three 399 Venture Directors (in each case as defined below), in each case to be designated as follows:

                  (A) Certain employees of the Company shall serve as directors (the "Executive Directors"). The Executive Directors will be:

                        (1) Bernard Geller, for so long as he is the duly elected and acting Chairman of the Board and Chief Executive Officer of the Company; and

                        (2) Jacob Hollander, for so long as he is the duly elected and acting Chief Administrative Officer of the Company;

                        provided, that any Executive Director no longer so elected and acting in such positions shall be removed as a director of the Company, and shall be replaced with a director designated by the holders of a majority of the Executive Shares (excluding, for this purpose, such Executive Director).

                  (B) The holders of a majority of the 399 Venture Stockholder Shares will be entitled to designate three directors (the "399 Venture Directors").

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                  (C)   The holders of a majority of the BRS Stockholder Shares
                        will entitled to designate three directors (the "BRS Directors").

            (ii) if the Board so requests at any time, the composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be the same as that of the Board;

            (iii) the Board and each Sub Board shall create a Compensation Committee, which shall consist of one 399 Venture Director, one BRS Director, and one Executive Director;

            (iv) any committees of the Board or a Sub Board (other than the Compensation Committee) shall be created only upon the approval of a majority of the voting power of the Board (which majority must include the approval of the BRS Directors and the 399 Venture Directors) and the composition of each such committee (if any) shall consist of one 399 Venture Director, one BRS Director, and one Executive Director;

            (v) any director shall be removed from the Board, a Sub Board or any committee thereof (with or without cause) at the written request of the Stockholder or Stockholders which have the right to designate such a director hereunder, but only upon such written request and under no other circumstances (in each case, determined on the basis of a vote or consent of the Stockholders referred to in clause (i)(A), (i)(B) or (i)(C) above, as the case may be); provided, that in no case may the directors referred to in clauses (i)(A)(1) and (i)(A)(2) above be removed from the Board or Sub Board as long as such directors are duly elected and acting in the offices set forth in clauses (i)(B)(1) and (i)(B)(2), respectively;

            (vi) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or a Sub Board or any committee thereof during such representative's term of office, the resulting vacancy on the Board or such Sub Board or committee shall be filled by a representative designated by the Stockholders referred to in clause (i)(A), (i)(B) or (i)(C), as the case may be.

            (b) Except as set forth in Section 5 of this Agreement, each action of the Board or such Sub Board shall require the approval of a majority of the Board and the approval of the BRS Directors and the 399 Venture Directors voting on such action to constitute an action of the Board, or of any Sub Board.

            (c) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board or any Sub Board and any committee thereof.

            (d) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 2, the election of a Person to such directorship shall be accomplished in accordance with the Company's bylaws, certificate of incorporation, and applicable law. In the event that any provision of the Company's bylaws or certificate of incorporation is inconsistent with any provision of this Section 2, the Stockholders shall take such action as may be necessary to amend

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any such provision in the Company's bylaws or certificate of incorporation to remedy such inconsistency.

            3. Conflicting Agreements. Each Stockholder represents that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

            4. Restrictions on Transfer of Stockholder Shares.

            (a) Tag Along Rights. Subject to Sections 4(c) and 4(d) and other than in connection with a Public Sale or an Approved Sale, at least 30 days prior to any sale, transfer, assignment, pledge or other disposal (a "Transfer") of Stockholder Shares by the Investor making such a Transfer (the "Transferring Stockholder") shall deliver a written notice (the "Sale Notice") to the Company and the Other Stockholders, specifying in reasonable detail the identity of the prospective transferee(s), the number and class of Stockholders Shares to be so transferred and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 15 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, each of the Transferring Stockholder and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of any class equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such Stockholder by the aggregate percentage of Stockholder Shares owned by the Transferring Stockholder and the Other Stockholders participating in such Transfer and (ii) the aggregate number of Stockholder Shares to be sold in the contemplated Transfer. Each Stockholder transferring Stockholder shares pursuant to this Section 4(a) shall pay its pro rata share (based on the number of Stockholder shares to be sold) of the expenses incurred by the Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of Stockholder shares to be sold) in any indemnification or other obligations that the Transferring Stockholder agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder shares); provided, that no Stockholder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such Stockholder in connection with such Transfer. The parties hereto acknowledge and agree that certain other stockholders of the Company will also participate in such Transfers pursuant to the Unitholders Agreement.

            (b) First Offer Rights. Subject to Sections 4(c) and 4(d), at least 45 days prior to any Transfer of Stockholder Shares by any Executive, or any of their Permitted Transferees (other than pursuant to an Approved Sale), the Person making such Transfer (the "Offering Stockholder") shall deliver a written notice (the "Transfer Notice") to the Company and to the Investors (the "Investor Offeree(s)"), specifying in reasonable detail the number and class of Stockholder Shares proposed to be transferred, the proposed purchase price (which shall be payable solely in cash) and

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the other terms and conditions of the Transfer. The Company may elect to purchase all or any (but not, together with the Investor Offeree(s), less than all) of the Stockholder Shares to be transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by delivering a written notice of such election to the Offering Stockholder within 30 days after the Transfer Notice has been delivered to the Company. If the Company has not elected to purchase all of the Stockholder Shares to be transferred, the Investor Offeree(s) (or their designees) may elect to purchase all (but not, in the aggregate, less than all) of the Stockholder Shares to be transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by giving written notice of such election to the Offering Stockholder within 20 days after the Transfer Notice has been given to the Investor Offeree(s) (the "Investor Option Period"); provided, that if both Investor Offerees make such election, such Stockholder Shares shall be allocated among the Investor Offerees on a pro rata basis in accordance with the relative number of Stockholder Shares held by such Investor Offerees. If neither the Company nor the Investor Offeree(s) (or their designees) elects to purchase all, in the aggregate, of the Stockholder Shares specified in the Transfer Notice, then the Offering Stockholder may transfer the Stockholder Shares specified in the Transfer Notice to the designated transferee at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice during the 60-day period immediately following the expiration of the Investor Option Period. Any Stockholder Shares not transferred within such 60-day period will be subject to the provisions of this Section 4(b) upon subsequent Transfer.

            (c) Permitted Transfers. The restrictions contained in this Section 4 shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder (i) in the case of an individual Stockholder, pursuant to applicable laws of descent and distribution or to any member of such Stockholder's Family Group, and (ii) in the case of the Investors and their Permitted Transferees,
(A) among their Affiliates, employees and consultants, (B) to any employee, prospective employee, director or prospective director of the Company or any Affiliate of the Company, (C) to any former or prospective employee, director or prospective director of an Investor or any Affiliate of such Affiliate, (D) to any Person in order to resolve a Regulatory Problem, or (E) to third parties not to exceed 10% of such Investor's Stockholder Shares held as of the date hereof; provided, that the restrictions contained in this Section 4 shall continue to be applicable to such Stockholder Shares after any such Transfer; and provided further, that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares so transferred by executing a joinder in the form substantially attached hereto as Exhibit A. All transferees permitted under this
Section 4(c) are collectively referred to herein as "Permitted Transferees."

            (d) Termination of Restrictions. The restrictions set forth in this
Section 4 shall continue with respect to each Stockholder Share until the earlier of (i) the Transfer of such Stockholder Share in a Public Sale or an Approved Sale, or (ii) the consummation of a Qualified Public Offering.


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            5. Sale of the Company; Initial Public Offering.

            (a) Notwithstanding any provision to the contrary contained herein,
(i) at any time, both the holders of a majority of the 399 Venture Stockholder Shares and the holders of a majority of the BRS Stockholder Shares, acting together as a group may require, and (ii) after March 14, 2001, either the holders of a majority of the 399 Venture Stockholder Shares or the holders of a majority of the BRS Stockholder Shares (the "Sale Stockholders") may require, that the Company enter into a Sale of the Company by providing written notice of such request (an "Exit Notice") to the Company. Upon receipt of an Exit Notice,
(i) the Company shall, in accordance with the provisions of this Agreement, proceed to consummate a Sale of the Company, and (ii) the Board shall be deemed to have approved such sale (an "Approved Sale").

            (b) If the Company has received an Exit Notice in accordance with
Section 5(a) above, unless the holders of a majority of the 399 Venture Stockholder Shares and the holders of a majority of the BRS Stockholder Shares agree otherwise, the Board will engage a nationally recognized investment bank to assist in the sale, which firm shall be reasonably acceptable to the holders of a majority of the 399 Venture Stockholder Shares and the holders of a majority of the BRS Stockholder Shares.

            (c) In the event of an Approved Sale, the Board and the Stockholders shall proceed as set forth in this Section 5(d).

                  (i) Each holder of Stockholder Shares will take such action as is (A) necessary or desirable in order to cause the Board to effect a Sale of the Company, or (B) requested by the directors designated by the Sale Stockholders (the "Sale Directors") in order to facilitate the Sale of the Company, in each case with a view to accomplishing such Sale of the Company as soon as is reasonably practicable (but in any event consummating such Sale of the Company within six months of the date of the Exit Notice).

                  (ii) Each holder of the Stockholder Shares will consent to and raise no objections to the Approved Sale or to the process by which such Approved Sale is effectuated. If the Approved Sale is structured as a merger or consolidation, each of the holders of Stockholder Shares will waive any dissenter rights, appraisal rights or similar rights in connection with such merger or consolidation. If the Approved Sale is structured as a sale of stock (whether by merger, consolidation, reorganization or otherwise), each of the holders of Stockholder Shares will agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Sale Directors. If the Approved Sale is structured as a sale of assets, each of the holders of Stockholder Shares will take all actions necessary to cause a liquidation of the Company following the consummation of such Approved Sale.

                  (iii) The obligations of the holders of the Stockholder Shares with respect to the Approved Sale of the Company are also subject to the satisfaction of the following conditions: (x) the consideration received in an Approved Sale shall be distributed among the holders of Stockholder Shares in the manner which such proceeds would be distributed

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      in a complete liquidation of the Company pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such Approved Sale; (y) the receipt by the Company from an investment bank of nationally recognized standing, which shall be the same investment bank described in Section 5(b) or, if there is no such investment bank, which shall be a nationally recognized investment bank reasonably acceptable to the holders of a majority of the 399 Venture Stockholder Shares and the holders of a majority of the CVC Stockholder Shares of a written fairness opinion that the consideration received in such Approved Sale is fair and adequate, and (z) all holders of then currently exercisable rights to acquire, directly or indirectly, shares of any class of Common Stock will be given an opportunity either to (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock or (B) receive in exchange for such rights, following the consummation of the Approved Sale, consideration equal to the amount determined by multiplying
      (1) the same amount of consideration per share of such class of Common Stock receivable by the holders of such class of Common Stock in connection with the Approved Sale less the exercise price, conversion price or any other consideration per share of such class of Common Stock payable upon exercise or conversion of such right to acquire, directly or indirectly, such class of Common Stock by (2) the number of shares of such class of Common Stock represented by such rights.

                  (iv) In the event of a sale or exchange by the holders of Stockholder Shares of all or substantially all of the Stockholder Shares (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), each holder of Stockholder Shares shall receive consideration for the Stockholder Shares held by such holder in the same proportion of the aggregate consideration from such sale or exchange that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such sale or exchange.

                  (v) If the Company or the Sale Stockholders enter into any negotiation or transaction for which Rule 506 promulgated under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of the Board, appoint a purchaser representative (as such term is defined in Rule 501 promulgated under the Securities Act) reasonably acceptable to the Board. If any holder of Stockholder Shares appoints the purchaser representative designated by the Board, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Board, such holder will appoint another purchaser representative (reasonably acceptable to the Board), and such holder will be responsible for the fees of the purchaser representative so appointed.

                  (vi) Each holder of Stockholder Shares (or other Persons receiving consideration pursuant to Section 5(c)(iii) above) will bear its pro rata share (based upon the aggregate proceeds received by such Stockholder) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party (costs incurred by any holder of Stockholder Shares on its own behalf will not be considered costs of the transaction hereunder) and will be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations that the Sale Stockholders agree to provide in connection with such Sale of the Company (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares); provided, that no Stockholder shall be obligated in connection with such Sale of the Company to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such Stockholder in connection with such Sale of the Company.

            (d) In the event that an initial public offering of shares of Common Stock, registered under the Securities Act (a "Public Offering"), is to occur pursuant to a Demand Registration (as defined in the Registration Rights Agreement), the Stockholders will take all necessary and desirable actions in consummation of any such Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company that in their opinion the Common Stock structure may adversely affect the marketability of the offering, the Stockholders will vote for a recapitalization and/or exchange of the Stockholder Shares into securities (the "Reclassified Securities") that the managing underwriters and the BRS Directors and the CVC Directors find acceptable; provided, that (i) the Reclassified Securities provide each Stockholder with the same relative economic and voting interest as such Stockholder had prior to such recapitalization and/or exchange and is consistent with the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such Public Offering, and (ii) in the event that 399 Venture determines in its reasonable good faith judgment that, as a result of receiving the Reclassified Securities, a Regulatory Problem exists, then (x) 399 Venture may elect not to accept only the portion of such Reclassified Securities which would cause such Regulatory Problem; provided, at 399 Venture's request, the Company shall issue to 399 Ventures, in lieu of Reclassified Securities, nonvoting securities which shall otherwise be identical in all respects to such securities constituting Reclassified Securities, except that it (i) shall be nonvoting, (ii) shall be convertible into a voting security (including the securities constituting Reclassified Securities) on such terms as are requested by 399 Ventures in light of the applicable regulatory considerations then prevailing, and (iii) may not, at 399 Venture's request, be a common equity security.

            6. Legend. In addition to any legend required by any other Transaction Document, each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MARCH 14, 1997, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF MARCH 14, 1997, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

            7. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

            8. Transfer of Stockholder Shares.

            (a) Stockholder Shares are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) subject to the provisions of
Section 4 above, Rule 144 or Rule 144A (or any similar rule or rules then in effect) of the Securities and Exchange Commission if such rule is available, and
(iii) subject to Section 4 or 5 and Section 8(b) below, any other legally available means of Transfer.

            (b) In connection with the Transfer of any Stockholder Shares other than a Transfer described in clause (i) or (ii) of Section 8(a) above, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion of counsel reasonably acceptable to the Company to the effect that such Transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of counsel that no subsequent Transfer of such Stockholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Stockholder Shares which do not bear the legend set forth in Section 6 above. If the Company is not required to deliver new certificates for such Stockholder Shares not bearing such legend, the holder thereof shall not consummate a Transfer of the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 8 and Section 6 above.

            (c) Upon the request of a holder of Stockholder Shares, the Company shall promptly supply to such Person or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144A (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

            (d) Upon the request of any holder of Stockholder Shares, the Company shall remove the legend set forth in Section 6 above from the certificates for such holder's Stockholder Shares; provided, that such Stockholder Shares are eligible for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

            9. Pre-emptive Rights. If the Company issues any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or exchangeable for Common Stock in each case, after the date hereof to an Investor or any Affiliate of an Investor, the Company will offer to sell to each Other Stockholder a number of such securities ("Offered Shares") so that the Ownership Ratio immediately after the issuance of such securities for each Stockholder would be equal to the Ownership Ratio for such Stockholder immediately prior to such issuance of securities. The Company shall give each Stockholder at least 30 days prior written notice of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance (the "Issuance Notice"). Each Stockholder will be entitled to purchase such securities at the same price, on the same terms, and at the same time as the securities are issued by delivery of written notice to the Company of such election within 15 days after delivery of the Issuance Notice (the "Election Notice"); provided, that (i) if more than one type of security was issued, each Stockholder shall, if it exercises its rights pursuant to this Section 9, purchase such securities in the same ratio as issued and (ii) the holders of the majority of the BRS Stockholder Shares shall make the election for all such holders, and the holders of the majority of the holders of the 399 Venture Stockholder Shares shall make the election for all such holders, in each case for purposes of this Section 9. If any of the Stockholders have elected to purchase any Offered Shares, the sale of such shares shall be consummated as soon as practical (but in any event within 10 days) after the delivery of the Election Notice. In the event that any Stockholder elects to purchase Offered Shares, at such Stockholder's request (which request shall be included in the Election Notice), the Company shall issue to such Stockholders, in lieu of the securities constituting Offered Shares, nonvoting securities which shall otherwise be identical in all respects to such securities constituting Offered Shares, except that it (i) shall be nonvoting, (ii) shall be convertible into a voting security (including the securities constituting Offered Shares) on such terms as are requested by such Stockholder in light of the applicable regulatory considerations then prevailing, and (iii) may not, at Stockholder's request, be a common equity security. In the event any Stockholder elects not to exercise its rights pursuant to this Section 9, no other Stockholder shall have the right to purchase the securities offered to such Stockholder.

            10. SBA Provisions.

            (a) Number of Stockholders. As long as 399 Venture holds any of the Stockholder Shares, the Company shall notify 399 Venture (i) at least 15 days prior to taking any action after which the number of record holders of the Company's voting stock would be increased to 50 or more, and (ii) of any other action or occurrence after which the number of record holders of the Company's voting stock was increased (or would increase) to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

            (b) Regulatory Compliance Cooperation. In the event that 399 Venture determines that there is a Regulatory Problem (as defined below), the Company agrees to take all such actions as are reasonably requested by 399 Venture in order (i) to effectuate and facilitate any transfer by 399 Venture of any securities of the Company then held by 399 Venture to any Person designated by 399 Venture, (ii) to permit 399 Venture (or any of its Affiliates) to exchange all or a portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by 399 Venture in light of regulatory considerations then prevailing, and (iii) to continue and preserve the respective allocation of the voting interests with respect to the Company provided for herein. Such actions may include, but shall not necessarily be limited to entering into such additional agreements, adopting such amendments to the Certificate of Incorporation and bylaws of the Company and taking such additional actions as are reasonably requested by CVC in order to effectuate the intent of the foregoing. For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or 399 Venture believes that there is a substantial risk of such assertion) that 399 Venture is not entitled to hold, or exercise any significant right with respect to, its Stockholder Shares.

            11. Information Rights.

            (a) Financial Statements and Other Information. The Company shall deliver to each Investor (so long as such Investor holds any Stockholder Shares):

            (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures;

            (ii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (A) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing acceptable to the holders of a majority of BRS Stockholder Shares and the holders of a majority of the 399 Venture Stockholder Shares, (B) a certificate from such accounting firm, addressed to the Board, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (C) a copy of such firm's annual management letter to the Board;

            (iii) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an officer's certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

            (iv) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party, or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an officer's certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

            (v) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the United States Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

            (vi) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Investor may reasonably request.

            (b) Inspection of Property. The Company shall permit any representatives designated by any Investor, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the

Company and its Subsidiaries and make copies thereof or extracts therefrom and
(iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Investor to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

            12. Termination. This Agreement will automatically terminate and be of no further force or effect immediately after the earlier of the consummation of (i) an Approved Sale or (ii) a Qualified Public Offering.

            13. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of not less than a majority of the 399 Venture Stockholder Shares and a majority of the BRS Stockholder Shares, respectively; provided, that no such modification, amendment or waiver which adversely and prejudicially affects the Executives vis-a-vis all Other Stockholders shall be effective against the Executives without the prior written consent of the holders of not less than 51% of the Executive Shares. For the avoidance of doubt, an amendment to add another party to this Agreement is not an action which, in and of itself, affects any Stockholder adversely and prejudicially vis-a-vis Other Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            15. Entire Agreement. Except as otherwise expressly set forth herein, this document and the other Transaction Documents embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            16. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

            17. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

            18. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, and any Stockholder may in his, hers, or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            19. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient accompanied by a certified or registered mailing. Such notices, demands and other communications will be sent to the address indicated below:

            To the Company:

                  Anvil Holdings, Inc.
                  228 West 45th Street
                  New York, New York  10017
                  Attention:  Chief Administrative Officer
                  Telecopy No.:  (212) 885-9411

            With a copy (which shall not constitute notice) to:

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, New York 10022
                  Attention:  Kirk A. Radke, Esq.
                  Telecopy No.: (212) 446-4900

            To any holder of BRS Stockholder Shares:

                  c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                  126 East 56th Street, 29th Floor
                  New York, New York  10022
                  Attention:  Bruce C. Bruckmann
                  Telecopy No.:  (212) 521-3799

            With a copy (which shall not constitute notice) to:

                  Kirkland & Ellis
                  153 East 53rd Street
                  New York, New York 10022
                  Attention:  Kirk A. Radke, Esq.
                  Telecopy No.: (212) 446-4900

            To any holder of 399 Venture Stockholder Shares:

                  c/o 399 Venture Partners, Inc.
                  399 Park Avenue, 14th Floor
                  New York, New York  10043
                  Attention:  David F. Thomas
                  Telecopy No.:  (212) 888-2940

            With a copy (which shall not constitute notice) to:

                  Kirkland & Ellis
                  Citicorp Center
                  153 East 53rd Street
                  New York, New York  10022-4675
                  Attention:  Kirk A. Radke, Esq.
                  Telecopy No.:  (212) 446-4900

            To any of the Executives:

                  Anvil Knitwear, Inc.
                  228 East 45th Street
                  New York, New York  10017
                  Attention:  [Executive's Name]
                  Telecopy No.:  (212) 885-9411

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

            20. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            21. Waiver of Jury Trial. Each of the parties hereto hereby waive, to the extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or the validity, protection, interpretation or enforcement thereof. Each of the parties hereto hereby agree that this section is a specific and material aspect of this Agreement and would not enter into this Agreement if this section were not part of this Agreement.

            22. Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York City, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

            23. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


                               *   *   *   *   *

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

                                     ANVIL HOLDINGS, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:

                                     BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

                                     By:  BRS Partners, Limited Partners
                                     Its:  General Partner


                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:


                                     399 VENTURE PARTNERS, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:


                                     CCT II PARTNERS, L.P.

                                     By:   CCT I Corporation
                                     Its:  General Partner


                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:


                                     BERNARD GELLER


                                     -------------------------------------------

                                     JACOB HOLLANDER


                                     -------------------------------------------

                                     ANTHONY CORSANO


                                     -------------------------------------------

                                     WILLIAM TURNER


                                     -------------------------------------------

                            399 INDIVIDUAL INVESTORS
                               SIGNATURE PAGE FOR
                             STOCKHOLDERS AGREEMENT

JAMES URRY                                DAVID F. THOMAS


-----------------------------------       --------------------------------------

NATASHA PARTNERSHIP                       JOHN WEBER


-----------------------------------       --------------------------------------

JOSEPH SILVESTRI                          NOELLE C. DOUMAR


-----------------------------------       --------------------------------------

                            BRS INDIVIDUAL INVESTORS
                               SIGNATURE PAGE FOR
                             STOCKHOLDERS AGREEMENT

BRUCE BRUCKMANN                           STEPHEN SHERRILL


-----------------------------------       --------------------------------------

DONALD BRUCKMANN                          NAZ PARTNERSHIP


-----------------------------------       --------------------------------------

BCB PARTNERSHIP                           HAROLD ROSSER


-----------------------------------       --------------------------------------

NANCY ZWENG                               VIRGIL H. SHERRILL


-----------------------------------       --------------------------------------

PAUL D. KAMINSKI                          PAUL D. KAMINSKI IRA


-----------------------------------       --------------------------------------

                                                                       EXHIBIT A

                               FORM OF JOINDER TO
                             STOCKHOLDERS AGREEMENT

            THIS JOINDER to the Stockholders Agreement, dated as of March 14, 1997 by and among Anvil Holdings, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Agreement"), is made and entered into as of _________ by and between the Company and _________________ ("Holder"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

            WHEREAS, Holder has acquired certain shares of Common Stock ("Holder Stock"), and the Agreement and the Company requires Holder, as a holder of Common Stock, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

            1. Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Stockholder [and an Executive/Investor] for all purposes thereof. In addition, Holder hereby agrees that all Common Stock held by Holder shall be deemed Stockholder Shares for all purposes of the Agreement

            2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of Holder Stock and the respective successors and assigns of each of them, so long as they hold any shares of Holder Stock.

            3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

            4. Notices. For purposes of Section 19 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

                        [Name]
                        [Address]
                        [Facsimile Number]

            5. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Joinder shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

                                *   *   *   *   *

            IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

                                 ANVIL HOLDINGS, INC.


                                 By:
                                     ---------------------------------------
                                 Name:
                                 Title:


                                 [HOLDER]


                                 By:
                                     ---------------------------------------